UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2006
Covad Communications Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32588	77-0461529
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
110 Rio Robles, San Jose, California 95134-1813
(Address of principal executive offices, including zip code)
(408) 952-6400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02. UNREGISTERED SHARES OF EQUITY SECURITIES.
     As previously disclosed, Covad Communications Group, Inc., a Delaware corporation (“Covad”) entered into an Agreement and Plan of Merger dated October 4, 2005 (the “Merger Agreement”), between Covad, NextWeb, Inc., a California corporation (“NextWeb”), Windtalker Acquisition Corp., a California corporation and wholly-owned subsidiary of Covad (“Sub”), and certain other parties, which provides for the merger of Sub with and into NextWeb with NextWeb to be the surviving corporation (the “Merger”). The Merger closed on February 16, 2006. In connection with the Merger, Covad will issue 16,203,606 shares of its common stock and $3,946,856.75 in exchange for the outstanding shares of capital stock held by NextWeb stockholders and for assumed bonus obligations to NextWeb employees.
     The shares of Covad common stock issued in the Merger are issued in reliance on an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. The availability of the Section 3(a)(10) exemption is based upon the determination by an appropriate governmental authority, after a public hearing at which all interested parties were invited to attend, that the terms and conditions of the issuance of Covad securities in the Merger are fair. Covad was issued a permit qualifying the issuance of Covad securities in the Merger pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended, following a “fairness hearing” that was conducted by the California Commissioner of Corporations on January 19, 2006.
ITEM 8.01. OTHER EVENTS.
     On February 21, 2006, Covad issued a press release announcing the closing of the Merger with NextWeb. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits
Item 99.1	Press release issued by Covad Communications Group, Inc. on February 21, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covad Communications Group, Inc.
Date: February 21, 2006	By:	/s/ James Kirkland
James Kirkland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Item 99.1	Press release issued by Covad Communications Group, Inc. on February 21, 2006